Exhibit 4.01

BY ACCEPTING THIS OBLIGATION, THE LENDER REPRESENTS AND WARRANTS THAT IT IS NOT A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SEC 6049(B)(4) OF THE INTERNAL REVENUE CODE AND REGULATIONS THEREUNDER) AND THAT IT IS NOT ACTING FOR OR ON BEHALF OF A UNITED STATES PERSON (OTHER THAN AN EXEMPT RECIPIENT DESCRIBED IN SEC. 6049(B)(4) OF THE INTERNAL REVENUE CODE AND THE REGULATIONS THEREUNDER).

REVOLVING NOTE

$____________	Issuance Date: as of August 8, 2022

FOR VALUE RECEIVED, SRAX, INC., a Delaware corporation, whose address is ______________________________ (the “Borrower”), promises to pay to the order of [ATW OPPORTUNITIES MASTER FUND II, LP] (hereinafter, together with any Lender hereof, “Lender”), whose address is_______________________ , on or before the Revolving Loan Maturity Date: (A) the lesser of: (i) TEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($10,500,000); or (ii) the aggregate principal amount of all Revolving Loans outstanding under and pursuant to that certain Senior Secured Revolving Credit Facility Agreement dated as of August 8, 2022, executed by and between Borrower, other Credit Parties, and Lender, as amended from time to time (as amended, supplemented or modified from time to time, the “Credit Agreement”), and made available by Lender to Borrower at the maturity or maturities and in the amount or amounts stated on the records of Lender; together with (B) interest (computed on the actual number of days elapsed on the basis of a 360 day year) on the aggregate principal amount of all Revolving Loans and other Obligations outstanding from time to time, as provided in the Credit Agreement; and together with (C) all other Obligations due, owing and payable under the terms of the Credit Agreement and all other Loan Documents. Capitalized words and phrases not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement. For the avoidance of doubt, as provided in the Credit Agreement, the principal amount of this Note shall reflect an original issue discount of ten percent (10%); provided, beginning on the date that is twelve months from the Issue Date, that such original issue discount shall increase to twelve percent (12%) in respect of any future revolving loan advance if the Prime Rate shall have increased to six percent and seventy-five basis points (6.75%).

This Revolving Note (“Note”) evidences the Revolving Loans incurred by Borrower under and pursuant to the Credit Agreement, to which reference is hereby made for a statement of the terms and conditions under which the Revolving Loan Maturity Date or any payment hereon may be accelerated. The Lender of this Note is entitled to all of the benefits and security provided for in the Credit Agreement and all other Loan Documents, of even date herewith, executed by and between Borrower and Lender. All Revolving Loans and all other Obligations shall be repaid by Borrower on the Revolving Loan Maturity Date, unless payable sooner pursuant to the provisions of the Credit Agreement. The principal balance of any Revolving Loan represented by this Note shall be increased by ten percent (10%) on each twelve month anniversary that such Revolving Loan remains outstanding.

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Principal, interest and other Obligations shall be paid to Lender as set forth in the Credit Agreement, or at such other place as the Lender of this Note shall designate in writing to Borrower. Each Revolving Loan made by Lender, and all payments on account of the principal and interest thereof shall be recorded on the books and records of Lender and the principal balance as shown on such books and records, or any copy thereof certified by an officer of Lender, shall be rebuttably presumptive evidence of the principal amount owing hereunder.

Except for such notices as may be required under the terms of the Credit Agreement, Borrower waives presentment, demand, notice, protest, and all other demands, or notices, in connection with the delivery, acceptance, performance, default, or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence.

Borrower shall be solely responsible for the payment of any and all documentary stamps and other taxes applicable to the full face amount of this Note.

This Note shall be governed and construed in accordance with the laws of the State of Delaware, and shall be binding upon Borrower and its legal representatives, successors, and assigns. Wherever possible, each provision of the Credit Agreement and this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Credit Agreement or this Note shall be prohibited by or be invalid under such law, such provision shall be severable, and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of the Credit Agreement or this Note.

Nothing herein contained, nor in any instrument or transaction relating hereto, shall be construed or so operate as to require Borrower, or any person liable for the payment of this Note, to pay interest in an amount or at a rate greater than the highest rate permissible under applicable law. By acceptance hereof, Lender hereby warrants and represents to Borrower that Lender has no intention of charging a usurious rate of interest. Should any interest or other charges paid by Borrower, or any parties liable for the payments made pursuant to this Note, result in the computation or earning of interest in excess of the highest rate permissible under applicable law, any and all such excess shall be and the same is hereby waived by the Lender hereof. Lender shall make adjustments in the Note or Credit Agreement, as applicable, as necessary to ensure that Borrower will not be required to pay further interest in excess of the amount permitted by applicable law. All such excess shall be automatically credited against and in reduction of the outstanding principal balance. Any portion of such excess which exceeds the outstanding principal balance shall be paid by the Lender hereof to the Lender and any parties liable for the payment of this Note, it being the intent of the parties hereto that under no circumstances shall Borrower, or any party liable for the payments hereunder, be required to pay interest in excess of the highest rate permissible under applicable law.

At any time and from time to time while this Note is outstanding, this Note may be, at the sole option of the Lender, convertible into shares of the common stock, par value $0.0001 per share (the “Common Stock”) of Borrower, in accordance with the terms and conditions set forth below.

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(a) Voluntary Conversion. At any time while this Note is outstanding, the Lender may convert all or any portion of the outstanding principal, accrued and unpaid interest, and any other sums due and payable hereunder or under the Credit Agreement (such total amount, the “Conversion Amount”) into shares of Common Stock of the Borrower (the “Conversion Shares”) at price equal to $15.00 per share, subject to adjustment as provided herein (the “Conversion Price”). The Lender shall submit a conversion notice (in the form attached hereto as Exhibit A, the “Conversion Notice”) indicating the Conversion Amount, the number of Conversion Shares issuable upon such conversion, and where the Conversion Shares should be delivered.

(b) The Lender’s Conversion Limitations. The Borrower shall not affect any conversion of this Note, and the Lender shall not have the right to convert any portion of this Note, to the extent that after giving effect to the conversion set forth on the Conversion Notice submitted by the Lender, the Lender (together with the Lender’s Affiliates and any Persons acting as a group together with the Lender or any of the Lender’s Affiliates) would beneficially own shares of Common Stock in excess of the Beneficial Ownership Limitation (as defined herein) or, if Shareholder Approval is necessary, in excess of the Shareholder Approval Limitation, unless Shareholder Approval shall have been obtained. To ensure compliance with this restriction, prior to delivery of any Conversion Notice, the Lender shall have the right to request that the Borrower provide to the Lender a written statement of the number of Common Shares issued and outstanding. The Borrower shall, within two (2) Business Days of such request, provide Lender with the requested information in a written statement, and the Lender shall be entitled to rely on such written statement from the Borrower in issuing its Conversion Notice and ensuring that its ownership of the Borrower’s Common Stock is not in excess of the Beneficial Ownership Limitation or the Shareholder Approval Limitation. The restriction described in this Section relating the Beneficial Ownership Limitation may be increased by Lender, in whole or in part, by providing sixty-one (61) days written notice from the Lender to the Borrower to increase such percentage.

For purposes of this Note, the “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note. The limitations contained in this Section shall apply to a successor Lender of this Note. For purposes of this Note, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof.

For purposes of this Note, the “Shareholder Approval Limitation” shall mean 19.99% of the number of shares of the Common Stock outstanding as of the Issuance Date.

(c) Mechanics of Conversion. The conversion of this Note shall be conducted in the following manner:

(1) To convert this Note into shares of Common Stock on any date set forth in the Conversion Notice by the Lender (the “Conversion Date”), the Lender shall transmit by facsimile or electronic mail (or otherwise deliver) a copy of the fully executed Conversion Notice to the Borrower (or, under certain circumstances as set forth below, by delivery of the Conversion Notice to the Borrower’s transfer agent).

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(2) Upon receipt by the Borrower of a copy of a Conversion Notice, the Borrower shall as soon as practicable, but in no event later than one (1) Business Day after receipt of such Conversion Notice, send, via facsimile or electronic mail (or otherwise deliver) a confirmation of receipt of such Conversion Notice (the “Conversion Confirmation”) to the Lender indicating that the Borrower will process such Conversion Notice in accordance with the terms herein. In the event the Borrower fails to issue its Conversion Confirmation within said one (1) Business Day time period, the Lender shall have the absolute and irrevocable right and authority to deliver the fully executed Conversion Notice to the Borrower’s transfer agent, and pursuant to the terms of the Credit Agreement, the Borrower’s transfer agent shall issue the applicable Conversion Shares to Lender as hereby provided. Within one (1) Business Day after the date of the Conversion Confirmation (or the date of the Conversion Notice, if the Borrower tails to issue the Conversion Confirmation), provided that the Borrower’s transfer agent is participating in the Depository Trust Company’s (“DTC”) Fast Automated Securities Transfer (“FAST”) program, the Borrower shall cause the transfer agent to (or, if for any reason the Borrower fails to instruct or cause its transfer agent to so act, then pursuant to the Credit Agreement, the Lender may request and require the Borrower’s transfer agent to) electronically transmit the applicable Conversion Shares to which the Lender shall be entitled by crediting the account of the Lender’s prime broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system, and provide proof satisfactory to the Lender of such delivery. In the event that the Borrower’s transfer agent is not participating in the DTC FAST program and is not otherwise DWAC eligible, within five (5) Business Days after the date of the Conversion Confirmation (or the date of the Conversion Notice, if the Borrower fails to issue the Conversion Confirmation), the Borrower shall instruct and cause its transfer agent to (or, if for any reason the Borrower fails to instruct or cause its transfer agent to so act, then pursuant to the Credit Agreement, the Lender may request and require the Borrower’s transfer agent to) issue and surrender to a nationally recognized overnight courier for delivery to the address specified in the Conversion Notice, a certificate, registered in the name of the Lender, or its designees, for the number of Conversion Shares to which the Lender shall be entitled. To effect conversions hereunder, the Lender shall not be required to physically surrender this Note to the Borrower unless the entire principal amount of this Note, plus all accrued and unpaid interest thereon, has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion. The Lender and the Borrower shall maintain records showing the principal amount(s) converted and the date of such conversion(s). The Lender, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

(3) The Person(s) entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record Lender(s) of such shares of Common Stock as of the Conversion Date.

(4) If in the case of any Conversion Notice, the certificate or certificates are not delivered to or as directed by the Lender by the date required hereby, the Lender shall be entitled to elect by written notice to the Borrower at any time on or before its receipt of such certificate or certificates, to rescind such Conversion Notice, in which event the Borrower shall promptly return to the Lender any original Note delivered to the Borrower and the Lender shall promptly return to the Borrower the Common Stock certificates representing the principal amount of this Note unsuccessfully tendered for conversion to the Borrower.

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(5) The Borrower’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Lender to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or entity or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Lender or any other person or entity of any obligation to the Borrower or any violation or alleged violation of law by the Lender or any other person or entity, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the Lender in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Borrower of any such action the Borrower may have against the Lender. In the event the Lender of this Note shall elect to convert any or all of the outstanding principal amount hereof and accrued but unpaid interest thereon in accordance with the terms of this Note, the Borrower may not refuse conversion based on any claim that the Lender or anyone associated or affiliated with the Lender has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Lender, restraining and or enjoining conversion of all or part of this Note shall have been sought and obtained, and the Borrower posts a surety bond for the benefit of the Lender, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to such Lender to the extent it obtains judgment. In the absence of such injunction, the Borrower shall issue Conversion Shares upon a properly noticed conversion. If the Borrower fails for any reason to deliver to the Lender such certificate or certificates representing Conversion Shares pursuant to timing and delivery requirements of this Note, the Borrower shall pay to such Lender, in cash, as liquidated damages and not as a penalty, for each $1,000 of principal amount being converted, $1.00 per day for each day after the date by which such certificates should have been delivered until such certificates are delivered. Nothing herein shall limit a Lender’s right to pursue actual damages or declare an Event of Default pursuant to the Credit Agreement, this Note or any agreement securing the indebtedness under this Note for the Borrower’s failure to deliver Conversion Shares within the period specified herein and such Lender shall have the right to pursue all remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Lender from seeking to enforce damages pursuant to any other Section hereof or under applicable law. Nothing herein shall prevent the Lender from having the Conversion Shares issued directly by the Borrower’s transfer agent in accordance with the Credit Agreement, in the event for any reason the Borrower fails to issue or deliver, or cause its transfer agent to issue and deliver, the Conversion Shares to the Lender upon exercise of Lender’s conversion rights hereunder.

(6) The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Lender hereof for any documentary stamp or similar taxes, or any other issuance or transfer fees of any nature or kind that may be payable in respect of the issue or delivery of such certificates, any such taxes or fees, if payable, to be paid by the Borrower.

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(7) Borrower shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, such number of shares of Common Stock as shall be necessary to effect the full conversion of the Note in accordance with its terms (the “Share Reserve”). If at any time the Share Reserve is insufficient to effect the full conversion of the Note then outstanding, Borrower shall increase the Share Reserve accordingly. If Borrower does not have sufficient authorized and unissued shares of Common Stock available to increase the Share Reserve, Borrower shall call and hold a special meeting of the shareholders within forty-five (45) days of such occurrence, or take action by the written consent of the Lenders of a majority of the outstanding shares of Common Stock, if possible, for the sole purpose of increasing the number of shares authorized to an amount of shares equal to two (2) times the Conversion Shares. Borrower’s management shall recommend to the shareholders to vote in favor of increasing the number of shares of Common Stock authorized.

(d) Adjustments to Conversion Price.

(1) If the Borrower, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on outstanding shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of Common Stock, any shares of capital stock of the Borrower, then the Conversion Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock (excluding any treasury shares of the Borrower) outstanding immediately before such event, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination, or re-classification.

(2) If, at any time while this Note is outstanding: (i) the Borrower effects any merger or consolidation of the Borrower with or into another Person where Borrower is not the surviving entity, (ii) the Borrower effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Borrower or another Person) is completed pursuant to which Lenders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Borrower effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then upon any subsequent conversion of this Note, the Lender shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the Lender of one (1) share of Common Stock (the “Alternate Consideration”). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and the Borrower shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If Lenders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Lender shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any successor to the Borrower or surviving entity in such Fundamental Transaction shall issue to the Lender a new note consistent with the foregoing provisions and evidencing the Lender’s right to convert such note into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section and insuring that this Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

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(3) If, at any time when any Notes are issued and outstanding, the Borrower issues or sells, or in accordance with this Section (d) hereof is deemed to have issued or sold, any shares of Common Stock for a consideration per share (before deduction of reasonable expenses or commissions or underwriting discounts or allowances in connection therewith) less than the lower of (i) $5.00 and (ii) the Conversion Price in effect on the date of such issuance (or deemed issuance) of such shares of Common Stock (a “Dilutive Issuance”), then immediately upon the Dilutive Issuance, the Conversion Price will be reduced to the amount of the consideration per share received by the Borrower in such Dilutive Issuance.

The Borrower shall be deemed to have issued or sold shares of Common Stock if the Borrower in any manner issues or grants any warrants, rights or options (not including employee stock option plans), whether or not immediately exercisable, to subscribe for or to purchase Common Stock or other securities convertible into or exchangeable for Common Stock (“Convertible Securities”) (such warrants, rights and options to purchase Common Stock or Convertible Securities are hereinafter referred to as “Options”) and the price per share for which Common Stock is issuable upon the exercise of such Options is less than the lower of (i) $5.00 and (ii) the Conversion Price then in effect, then the Conversion Price shall be equal to such price per share. For purposes of the preceding sentence, the “price per share for which Common Stock is issuable upon the exercise of such Options” is determined by dividing (i) the total amount, if any, received or receivable by the Borrower as consideration for the issuance or granting of all such Options, plus the minimum aggregate amount of additional consideration, if any, payable to the Borrower upon the exercise of all such Options, plus, in the case of Convertible Securities issuable upon the exercise of such Options, the minimum aggregate amount of additional consideration payable upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the exercise of all such Options (assuming full conversion of Convertible Securities, if applicable). No further adjustment to the Conversion Price will be made upon the actual issuance of such Common Stock upon the exercise of such Options or upon the conversion or exchange of Convertible Securities issuable upon exercise of such Options.

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Additionally, the Borrower shall be deemed to have issued or sold shares of Common Stock if the Borrower in any manner issues or sells any Convertible Securities, whether or not immediately convertible, and the price per share for which Common Stock is issuable upon such conversion or exchange is less than the lower of (i) $5.00 and (ii) the Conversion Price then in effect, then the Conversion Price shall be equal to such price per share. For the purposes of the preceding sentence, the “price per share for which Common Stock is issuable upon such conversion or exchange” is determined by dividing (i) the total amount, if any, received or receivable by the Borrower as consideration for the issuance or sale of all such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Borrower upon the conversion or exchange thereof at the time such Convertible Securities first become convertible or exchangeable, by (ii) the maximum total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment to the Conversion Price will be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

(4) Whenever the Conversion Price is adjusted pursuant to any provision of this Note, the Borrower shall promptly deliver to Lender a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(5) If: (A) the Borrower shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Borrower shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Borrower shall authorize the granting to all Lenders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any shareholders of the Borrower shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Borrower is a party, any sale or transfer of all or substantially all of the assets of the Borrower, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Borrower shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Borrower, then, in each case, the Borrower shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be delivered to the Lender at its last address as it shall appear upon the Borrower’s records, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating: (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the Lenders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that Lenders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Lender is entitled to convert this Note during the 10-day period commencing on the date of such notice through the effective date of the event triggering such notice.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Borrower has executed this Note as of the date set forth above.

BORROWER:

SRAX, INC.

By:
Name:
Title:	Chief Executive Officer

STATE OF	)
) SS.
COUNTY OF	)

The undersigned, a Notary Public in and for the said County, in the State aforesaid, DOES HEREBY CERTIFY that ______________, Chief Executive Officer of SRAX, Inc., a Delaware corporation, who is personally known to me to be the same person whose name is subscribed to the foregoing, appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument as his/her own free and voluntary act and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this _____ day of ________________, 20____.

Notary Public

My Commission Expires:

[Signature Page to Revolving Note]

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CONSENT AND AGREEMENT

The undersigned, referred to in the foregoing revolving note as a guarantor, hereby consents and agrees to said revolving note and to the payment of the amounts contemplated therein, documents contemplated thereby and to the provisions contained therein relating to conditions to be fulfilled and obligations to be performed by it pursuant to or in connection with said revolving note to the same extent as if the undersigned were a party to said revolving note.

GUARANTOR:

LD MICRO, INC.

By:
Name:	[●]
Title:	[●]

STATE OF	)
) SS.
COUNTY OF	)

The undersigned, a Notary Public in and for the said County, in the State aforesaid, DOES HEREBY CERTIFY that [●], the [●] of LD Micro, Inc., a Delaware corporation, who is personally known to me to be the same person whose name is subscribed to the foregoing, appeared before me this day in person and acknowledged that he/she signed and delivered the said instrument as his/her own free and voluntary act and as the free and voluntary act of said corporation, for the uses and purposes therein set forth.

GIVEN under my hand and notarial seal this _____ day of ________________, 20____.

Notary Public

My Commission Expires:

[Signature Page to Revolving Note]

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EXHIBIT A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal and/or interest under the Revolving Convertible Promissory Note (the “Note”) of SRAX, Inc., a corporation incorporated under the laws of the State of Delaware (the “Company”), into shares of common stock, par value $0.001 per share (the “Common Shares”), of the Company in accordance with the conditions of the Note, as of the date written below.

Based solely on information provided by the Company to Holder, the undersigned represents and warrants to the Company that its ownership of the Common Shares does not exceed the Beneficial Ownership Limitation as specified under the Note.

Conversion Calculations Effective Date of Conversion:

Principal Amount and/or Interest to be Converted:

Number of Common Shares to be Issued:

[HOLDER]

By:
Name:
Title:
Address:

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